SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to section 240.14a-11(c) or
         section 240.14a-12

                          SAVOIR TECHNOLOGY GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         5)   Total fee paid:

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|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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

                          SAVOIR TECHNOLOGY GROUP, INC.

                            254 East Hacienda Avenue
                               Campbell, CA 95008
                                 (408) 379-0177

                          SAVOIR TECHNOLOGY GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF SAVOIR TECHNOLOGY GROUP, INC.:

         The Annual Meeting of Stockholders of Savoir Technology Group, Inc. (the "Company") will be held at 254 East Hacienda Avenue, Campbell, California 95008, on June 29, 1999 at 10:00 a.m. for the purpose of considering and acting upon the following proposals:

                  (1) To elect a Board of seven (7) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

                  (2) To approve an amendment to the Company's 1994 Stock Option Plan;

                  (3) To approve an amendment to the Company's 1995 Employee Stock Purchase Plan;

                  (4) To ratify the designation of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the period ending December 31, 1999; and

                  (5) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed the close of business on May 28, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 254 East Hacienda Avenue, Campbell, California 95008 for ten days prior to the Annual Meeting.

         The Company's December 31, 1998 Annual Report to Stockholders accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

                                      By Order of the Board of Directors



                                      P. Scott Munro
                                      Secretary

Campbell, California
May 28, 1999



YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                          SAVOIR TECHNOLOGY GROUP, INC.

                            254 East Hacienda Avenue
                               Campbell, CA 95008
                                 (408) 379-0177

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 29, 1999


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Savoir Technology Group, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on June 29, 1999 at 10:00 a.m. at the principal executive offices of the Company located at 254 East Hacienda Avenue, Campbell, California 95008. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about June 2, 1999.

                                  VOTING RIGHTS

         Stockholders of record of the Company as of the close of business on May 28, 1999 have the right to receive notice of and to vote at the Annual Meeting. On May 28, 1999, the Company had issued and outstanding 12,247,852 shares of Common Stock and 1,986,000 shares of Series A Preferred Stock. Each share of Common Stock and Series A Preferred Stock (on an as-converted basis) is entitled to one vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. As of the date of this Proxy Statement, each share of Series A Preferred Stock is convertible into
1.1953125 shares of Common Stock. Shares of the Company's Series B Preferred Stock are not entitled to vote on the matters presented at the Annual Meeting.

         For action to be taken at the Annual Meeting, the majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Director nominees receiving the highest number of affirmative votes up to the number of directors to be elected will be elected as directors of the Company for the succeeding year. Votes withheld with respect to director nominees have no legal effect.

         The affirmative vote of a majority of the shares voting and a majority of the required quorum is the minimum approval necessary and is required to approve amendments to the Company's 1994 Stock Option Plan and 1995 Employee Stock Purchase Plan and the ratification of PricewaterhouseCoopers L.L.P. as the Company's independent accountants. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. If the number of abstentions is such that the affirmative votes do not constitute the requisite vote, the proposal will be defeated. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

                                     PROXIES

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its stockholders.

         Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. It is intended that shares represented by proxies received by the Company with no instructions will be voted in favor of all proposals set forth in the Notice of Meeting and for the nominees for director as described below.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attending the Annual Meeting and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven (7) directors will be elected. The Board of Directors currently consists of seven (7) directors. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. All seven (7) of the nominees are presently directors of the Company. In the event that any Management nominee shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

         THE NAME, AGE AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS OF THE DIRECTORS NOMINATED BY COMPANY MANAGEMENT ARE:

         P. SCOTT MUNRO, 42, has served as Chief Executive Officer, President and Secretary of the Company since July 1995. Mr. Munro has also served as Chairman of the Board since January 1998 and served as a Director of the Company from July 1995. From January 1993 to July 1995, Mr. Munro was President, Computer Systems Division of the Company, and from July 1990 to January 1993, he served as Senior Vice President, Computer Systems Division of the Company. Prior to 1990, Mr. Munro served as a General Manager for both Future Electronics, Inc., a distributor of electronic components, and Arrow Electronics, Inc., a distributor of computer products.

         CARLTON JOSEPH MERTENS II, 33, has served as a Director of the Company and as Chief Executive Officer and President of the Company's subsidiary, Business Partners Solutions, Inc., since September 1997. Since March 1999, Mr. Mertens has been a director of Network Systems International, Inc., a developer and marketer of Enterprise Resource Planning software for use in manufacturing and general business applications. From 1984 to September 1997, Mr. Mertens was an active member of Star Management System's ("SMS") management team, and served as Executive Vice President of SMS from 1991 to September 1997 prior to its acquisition by the Company.

         ANGELO GUADAGNO, 57, has served as a Director of the Company since August 1997. From 1989 to 1997, he was the Vice President of Worldwide Channel Sales of Data General, a manufacturer of servers, storage systems and related software. During his tenure at Data General he also served as Vice President of U.S. Sales from 1994 to 1996; Vice President, American Sales and Services from 1990 to 1994; and Vice President of North American Sales Division from 1989 to 1990.

         JAMES J. HEFFERNAN, 57, has served as a Director of the Company since October 1995. Since June 1998, Mr. Heffernan has been a director of Xoom.com, Inc., an internet community services provider. Mr. Herrernan was Chief Financial Officer of USWeb, an Internet consulting firm, from January 1996 to May 1998 and served on its board from January 1996 until December 1998. From March 1995 to January 1996, he was Chief Financial Officer of Interlink Computer Sciences, a software company. Prior to such time, Mr. Heffernan was Chairman of the Board and Chief Financial Officer of Panoramic, Inc., a software company. From June 1994 to June 1995, Mr. Heffernan was a director of International Microcomputer Software, Inc., a software company.

         GUY M. LAMMLE, 47, has served as a Director of the Company since August 1998. He has served as Chairman of the Board, Chief Executive Officer and Director of NXTrend Technology, Inc. since February

1980 and assumed the additional title of President of such Company in October 1996. From 1974 to 1980, Mr. Lammle was employed with The Burroughs Corporation, a computer hardware company, progressing from Sales Representative to Zone Manager and finally District Product Manager.

         K. WILLIAM SICKLER, 50, has served as a Director of the Company since July 1993. Mr. Sickler has served as Chief Executive Officer and President of Gadzoox Networks, Inc., a provider of gigabit fibre channel networking products since April 1996. From July 1995 to April 1996, he was Executive Director of Software Business Development for Seagate Technology, a software developer and manufacturer of disk drives, with responsibility for analysis of potential software company acquisitions. From December 1992 to July 1995, Mr. Sickler was President and Chief Executive Officer of Network Computing, Inc., a provider of network management software for local area networks.

         J. LARRY SMART, 50, has served as a Director of the Company since October 1995. From October 1995 to January 1998, he also served as Chairman of the Board of the Company. Since March 1999, Mr. Smart has served as President and CEO of Visioneer, Inc. (formerly Primax V Acquisition Corp.), a developer of personal desktop management products. Mr. Smart served as a Director of ScanSoft, Inc. (formerly Visioneer, Inc.) since March 1999. From March 1997 to March 1999, Mr. Smart served as President and Chief Executive Officer of Visioneer, Inc. (prior to Visioneer, Inc. merging with ScanSoft, Inc.), and served as Chairman of the Board of Directors of that company from February 1997 until assuming the position of President and Chief Executive Officer. From July 1995 until March 1997, he was Chairman of the Board, President and Chief Executive Officer of StreamLogic Corporation, a data storage company. From March 1994 to February 1995, Mr. Smart was President and Chief Executive Officer of Maxtor Corporation, a data storage company. From July 1991 to February 1995, Mr. Smart was President and Chief Executive Officer of Southwall Technologies, Inc., a materials sciences company.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The total number of regular and special meetings of the Board of Directors held in the last fiscal year was fifteen. All directors attended at least seventy-five percent of the Board meetings and the meetings of the committees of the Board on which such director served.

         The Audit Committee of the Board of Directors, which presently consists of Messrs. Heffernan and Sickler, met one time during the last fiscal year. The Audit Committee has the responsibility to review the scope of the annual audit, recommend to the Board of Directors the appointment of the independent accountants, and meet with the independent accountants for review and analysis of the Company's systems, the adequacy of controls and the sufficiency of financial reporting and legal accounting compliance.

         The Compensation Committee of the Board of Directors, which presently consists of Messrs. Guadagno and Smart, met three times during the last fiscal year. The Compensation Committee has the responsibility for determining the compensation to be paid to each of the Company's executive officers.

         The Stock Option Committee of the Board of Directors, which presently consists of Messrs. Guadagno and Sickler, met one time during the last fiscal year. The Stock Option Committee administers the Company's 1994 Stock Option Plan (the "1994 Plan").

         The Nominating Committee of the Board of Directors, which presently consists of Messrs. Munro, Lammle and Smart, met one time during the last fiscal year. The Nominating Committee recommends to the Board of Directors persons for nomination to the Board. The Nominating Committee will consider recommendations from stockholders which should be addressed to the attention of the Secretary, Savoir Technology Group, Inc., 254 East Hacienda Avenue, Campbell, California 95008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and greater than 10% stockholders to file reports of ownership and changes in ownership of the Common Stock with the Commission. Based upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time, except that (1) Angelo Guadagno, James J. Heffernan, Guy Lammle, J. Larry Smart and K. William Sickler each filed a Form 5 approximately one month late, (2) Astoria Capital Partners, L.P., and Astoria Capital Management, Inc. have filed a Forms 3 and Forms 4 from one to five months late and (3) Richard Koe has filed a Form 4 approximately one month late.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the beneficial ownership of the capital stock of the Company as of May 28, 1999, by: (i) each person known to the Company to beneficially own more than five percent (5%) of the capital stock of the Company; (ii) each of the Company's directors; (iii) certain of the Company's executive officers; and (iv) all executive officers and directors as a group.

                                                                                   Shares
                                                                                Beneficially
                       Name of Beneficial Owner(1)                                Owned(1)           Percent(2)
--------------------------------------------------------------------------    -----------------    ---------------

Astoria Capital Partners, L.P. (3)
       6600 SW 92nd Avenue, Suite 370
       Portland, OR 97223..............................................           1,824,620             14.5%
Scott's Cove Capital Management LLC (4)
       230 Park Avenue, Suite 455
       New York, NY 10169..............................................           1,408,961             10.6%
Strome Susskind Investment Management, L.P. (5)
       100 Wilshire Blvd., 15th Floor
       Santa Monica, CA 90401..........................................           1,259,697              9.8%
John M. Harkins (6)
       4955 Corporate Drive
       Huntsville, AL 35806............................................           1,101,661              9.0%
Michael N. Gunnells (7)
       4955 Corporate Drive
       Huntsville, AL 35806............................................           1,086,661              8.9%
ROI Capital Management, Inc. (8)
       17 E. Sir Francis Drake Blvd., Suite 225
       Larkspur, CA 94939..............................................             921,901              7.4%
Carlton Joseph Mertens II (9)..........................................             471,429              3.8%
P. Scott Munro (10)....................................................             311,080              2.5%
James W. Dorst (11)....................................................              92,586               *
Robert O'Reilly (12)...................................................              40,855               *
Guy M. Lammle..........................................................              33,537               *
J. Larry Smart (13)....................................................              27,501               *
K. William Sickler (14)................................................              21,001               *
James J. Heffernan (15)................................................              13,501               *
Angelo Guadagno (16)...................................................               3,750               *
All executive officers and directors as a group
       (10 persons) (17)...............................................           1,036,052              8.1%
----------

*        Less than one percent (1%).
(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares reported in the table. Includes shares of Common Stock and shares of Series A Preferred Stock on an as-converted basis. Information with respect to beneficial ownership is based upon information obtained from the stockholders and from the Company's transfer agent. To the Company's knowledge, unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to securities. Shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, upon exercise of stock options exercisable within 60 days of May 28, 1999 or upon exercise of warrants that are currently exercisable or exercisable within 60 days of May 28, 1999 are deemed to be outstanding and to be beneficially owned by the person presently entitled to exercise for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Each

                                       5

         share of Series A Preferred Stock is currently convertible at any time into shares of the Common Stock at a conversion ratio of 1.1953125 shares of Common Stock for each share of Series A Preferred Stock and is entitled to vote, without conversion, together with the Common Stock as a single class on an as-converted basis.
(2) Based on 12,247,852 shares of Common Stock and 1,986,500 shares of Series A Preferred Stock (equivalent to 2,374,488 shares of Common
         Stock on an as-converted basis) outstanding as of May 28, 1999.
(3)      Includes 1,473,690 shares of Common Stock, 207,000 shares of Series A
         Preferred Stock and warrants to purchase 103,500 shares of Common
         Stock. Common Stock ownership information is based on a Schedule 13G/A dated February 11, 1999, filed jointly by Richard W. Koe, Astoria
         Capital Management, Inc. ("Astoria Management") and Astoria Capital
         Partners L.P. ("Astoria Partners") reporting ownership as follows:

                               Shares of Common Stock    Shared Voting and
                                 Beneficially Owned      Dispositive Power
                               ----------------------    -----------------

          Astoria Partners             1,162,434                  0
          Astoria Management           1,473,690                  0
          Richard W. Koe               1,473,690                  0

         Astoria Partners is an investment limited partnership, whose general partners are Richard W. Koe and Astoria Management. Astoria Management is an investment adviser registered under Section 203 of the Investment
         Advisers Act of 1940. Richard W. Koe is Astoria Management's president and sole shareholder. The shares of Series A Preferred Stock and warrants to purchase shares of Common Stock are owned by Astoria
         Partners.
(4)      Includes 409,359 shares of Common Stock, 533,000 shares of Series A
         Preferred Stock and warrants to purchase 362,500 shares of Common
         Stock. Based on a Schedule 13G dated May 13, 1999 filed by Scott's Cove
         Capital Management LLC.
(5)      Based on a Schedule 13G/A filed March 18, 1999 by Strome Susskind
         Investment Management, L.P. ("SSIM"), includes 603,591 shares of Common
         Stock, 387,012 shares of Series A Preferred Stock and warrants to purchase 193,506 shares of Common Stock held by SSIM and its affiliates, which includes SSCO, Inc. and Mark E. Strome.
(6) Ownership totals are based on a Schedule 13D dated June 5, 1998 filed by Mr. Harkins, as well as shares issued to Mr. Harkins thereafter.
(7) Ownership totals are based on a Schedule 13D dated June 5, 1998 filed by Mr. Gunnells, as well as shares issued to Mr. Gunnells thereafter.
(8)      Based on a Schedule 13G/A dated February 22, 1999 filed by ROI Capital
         Management, Inc. ("ROI"), on behalf of ROI, Mark T. Boyer and Mitchell
         J. Soboleski, includes 650,651 shares of Common Stock, 160,000 shares of Series A Preferred Stock and warrants to purchase 80,000 shares of Common Stock.
(9) Includes 460,000 shares of Common Stock, as reflected on a Schedule 13D dated September 30, 1997 filed by Mr. Mertens. Also includes 11,429 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.
(10) Includes 299,218 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.
(11) Includes 73,750 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.
(12) Includes 38,750 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.
(13) Includes 13,501 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.
(14) Includes 21,001 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.

                                       6

(15) Includes 13,501 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.
(16) Includes 3,750 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.
(17) Includes 494,900 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of May 28, 1999.


                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the years ended December 31, 1996, 1997 and 1998 concerning compensation paid to the Company's Chief Executive Officer and to the Company's three other named executive officers whose compensation exceeded $100,000 in 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                                                     Compensation
                                                    Annual Compensation                 Awards
                                           ---------------------------------------   -------------
                                                                                      Securities
                                 Fiscal                             Other Annual      Underlying      All Other
 Name and Principal Position      Year     Salary($)   Bonus($)    Compensation($)    Options(#)    Compensation($)
-------------------------------  --------  ----------  ----------  ---------------   -------------  ---------------

P. Scott Munro..............      1998     400,406     261,049            --           450,000             --
   Chairman of the Board,         1997     302,485     119,398            --           150,000             --
   Chief Executive Officer,       1996     221,286     122,564            --           125,000             --
   President and Secretary

James W. Dorst..............      1998     227,750      74,610            --            50,000             --
   Chief Financial Officer        1997     192,333      51,872            --            30,000             --
                                  1996     150,000      47,867            --            20,000             --

Robert O'Reilly(1)..........      1998     176,000      62,175            --            50,000             --
   Senior Vice President          1997     142,517      36,578            --            30,000             --

Carlton J. Mertens(2).......      1998     270,000     148,717            --                --             --
   Chief Executive Officer        1997      67,579      32,500            --            45,716             --
   and President of the
   Company's subsidiary
   Business Partner
   Solutions, Inc., and
   Director
----------

(1)      Mr. O'Reilly became an executive officer of the Company during 1997.
(2)      Mr. Mertens became an executive officer of the Company during 1997.

RECENT OPTION GRANTS

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                           Value at Assumed Annual
                                  Number of      Percent of                                 Rates of Stock Price
                                 Securities     Total Options      Exercise                Appreciation for Option
                                 Underlying      Granted to        or Base                        Term($)(2)
                                   Options      Employees in        Price     Expiration  -------------------------
            Name                 Granted(#)    Fiscal Year (1)    ($/Share)      Date         5%            10%
------------------------------  -------------  ----------------  ------------  ---------  -----------   -----------

P. Scott Munro.............      150,000(3)        13.37%           10.25       1/16/08     966,925       2,450,379
                                 300,000(3)        26.75%            6.00        9/8/08     1,132,010     2,868,736

James W. Dorst.............       25,000(3)         2.23%           10.25       1/16/08     161,154       408,397
                                  25,000(3)         2.23%            6.00        9/8/08      94,334       239,016

Robert O'Reilly............       15,000(3)         1.34%           10.25       1/16/08      96,693       245,038
                                  35,000(3)         3.12%            6.00        9/8/08     132,068       334,686

Carlton J. Mertens.........           --            --               --           --             --            --
----------

(1)      Based on options to purchase an aggregate of 1,121,500 shares of Common
         Stock granted during fiscal 1998.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of Common Stock. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.
(3) These options have a 10-year term and vest at the rate of 25% per year over a four-year period.

OPTION EXERCISES AND HOLDINGS

         The following table shows the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1998. None of the Company's Named Executive Officers exercised any stock options in 1998.

 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

                                   Number of Securities             Value of Unexercised
                                  Underlying Unexercised          In-the-Money Options at
                                Options at Fiscal Year-End          Fiscal Year-End ($)
                                 Exercisable/Unexercisable       Exercisable/Unexercisable
                               ------------------------------   -----------------------------

P. Scott Munro...............        217,968 / 668,750              682,524 / 1,013,438
James W. Dorst...............         51,250 / 98,750                241,406 / 147,656
Robert O'Reilly..............         26,250 / 98,750                 30,625 / 124,688
Carlton J. Mertens...........         11,429 / 34,287                     -- /--
----------

(1)      Based on a per share price of $8.6875, the closing price of the Common
         Stock as reported by The Nasdaq National Market on December 31, 1998, the last trading day of the fiscal year.

COMPENSATION OF DIRECTORS

         The Company's outside directors (i.e., those who are not employees of the Company) receive an annual retainer of $20,000, plus $750 for each board meeting attended. The Company pays for directors' liability insurance and has entered into indemnification agreements with each of its directors. The Company's 1994 Plan provides for the grant of an option covering 15,000 shares of the Common Stock to certain directors who are not employees following their initial election or appointment to the Board of Directors and the grant of an option for 4,000 shares at every regular annual meeting thereafter at which they are re-elected. The exercise price is the fair market value of the Common Stock on the date of each respective grant and the options vest over a 4 year period. In April 1997 and September 1998, the Board of Directors made discretionary grants of nonstatutory stock options to each of the outside directors to purchase 6,250 and 10,000 shares, respectively, of Common Stock at an exercise price of $11.00 and $6.00 per share, respectively.

CHANGE IN CONTROL

         Stock options held by the Company's directors under the Company's 1994 Plan will become fully vested and exercisable following a change in control of the Company. A "change in control" means the occurrence of any of the following events: (i) stockholder approval of a merger or consolidation of the Company with any other corporation resulting in a change in fifty percent (50%) or more of the total voting power of the Company; (ii) stockholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets; or (iii) any person becomes the beneficial owner of more than fifty percent (50%) of the Company's total outstanding securities.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with P. Scott Munro dated January 22, 1998. Pursuant to the terms of the agreement Mr. Munro receives a base salary of $450,000 per year and is eligible to receive a target bonus of $170,000 a year, subject to achievement of certain performance goals. If Mr. Munro is terminated without cause or terminates for good reason, he will be entitled to continuation of his base salary, his stock option vesting and his most recently paid regular quarterly bonus annualized, payable on a salary continuation basis, for a period of one year following termination. His health care benefits will continue until the earlier of the end of the twelve month period or until he becomes eligible for comparable benefits at another employer. If Mr. Munro is terminated without cause or terminates for good reason following a change in control of the Company, he will be entitled to the product of 1.5 times his base salary and most recently paid regular annual bonus in a cash lump sum, and his health care benefits will continue until the earlier of (i) twelve months following the termination of employment or (ii) the date he becomes eligible for comparable benefits at another employer. Mr. Munro's stock options will fully vest upon a change in control of the Company.

         The Company has also entered into employment agreements with other management personnel as follows: (i) an employment agreement with James W. Dorst dated January 22, 1998, pursuant to which Mr. Dorst receives a base salary of $250,000 per year and is eligible to receive a target bonus of $60,000 per year, subject to achievement of certain performance goals; and (ii) an employment agreement with Robert O'Reilly dated January 22, 1998, pursuant to which Mr. O'Reilly receives a base salary of $200,000 per year and is eligible to receive a target bonus of $50,000 a year subject to achievement of performance goals. In addition to the foregoing, pursuant to each of their agreements with the Company, if Mr. Dorst or Mr. O'Reilly is terminated for cause, such person will be entitled to receive his base salary and bonus due through the date of his termination. If Mr. Dorst or Mr. O'Reilly is terminated without cause, such person will be entitled to receive his base salary for a period following his termination, twelve months for Mr. Dorst and six months for Mr. O'Reilly. If Mr. Dorst's or Mr. O'Reilly's responsibilities are reduced within twelve months following a change in control and such reduction in responsibilities is not for cause, any resignation of employment as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

         The Company has entered into an employment agreement with Carlton Joseph Mertens II dated September 30, 1997, pursuant to which Mr. Mertens receives a base salary of $270,000 per year and is eligible to receive a target bonus of $130,000 a year, subject to achievement of certain performance goals. If Mr. Mertens is terminated for cause, he will be entitled to receive his base salary and bonus due through the date of his termination. If Mr. Mertens is terminated without cause or if Mr. Mertens terminates his employment with the Company for certain specified reasons, he will be entitled to receive his base salary for nine months following his termination; such reasons include assignment or alteration by the Company of Mr. Mertens' duties, responsibilities or obligations materially inconsistent with his position with the Company after notice of Mr. Mertens' objections thereto, failure of the Company to provide to Mr. Mertens the salary or bonuses described above, relocation of the Company's Business Partner Solutions, Inc.'s principal offices outside of San Antonio, Texas, any requirement by the Company for Mr. Mertens to relocate anywhere other than San Antonio, Texas and instructions by the Company given to Mr. Mertens to violate any applicable law after notice of Mr. Mertens' objections. In addition, the Company has entered into an noncompetition agreement with Mr. Mertens dated September 30, 1997 (the "Mertens Non-Compete"). The Mertens Non-Compete was made in connection with the sale by Mr. Mertens of all of his shares of SMS to the Company. Under the Mertens Non-Compete, Mr. Mertens agreed that, with respect to certain geographic areas, including all of the states of the United States of America (but excluding certain California counties), Canada, Mexico and Puerto Rico, he would not sell computer hardware, software or services to value-added resellers, resellers or systems integrators or approach, contract or solicit any employee of the Company (or any affiliate of the Company) to leave the employ of the Company (or any of its affiliates) except through general employment advertising. The Mertens Non-Compete expires on the earlier of September 30, 1999 or the date on which final payment of any salary due to Mr. Mertens is made. The Mertens Non-Compete may terminate earlier upon the Company's failure to pay timely accrued interest on certain promissory notes held by Mr. Mertens.

                  COMPENSATION COMMITTEE REPORT ON COMPENSATION

         The compensation of the Company's executive officers is determined by the Compensation Committee of the Board of Directors (the "Compensation Committee") on an annual basis. The Chief Executive Officer's recommendations of compensation to be paid to other executive officers of the Company are considered by the Compensation Committee in its decision-making process. The Compensation Committee is currently composed of two non-employee directors.

         The Stock Option Committee of the Board of Directors administers the Company's 1994 Plan and determines grants to executive officers. The Stock Option Committee is composed of two non-employee directors, as defined by Rule 16b-3 under the Exchange Act.

         The Compensation Committee's policy on executive compensation is to attract and retain highly qualified personnel while tying compensation to performance. Consequently, the Compensation Committee seeks to establish compensation that will reward individuals for Company performance as well as individual performance and motivate and reward executives for achievement of strategic business objectives.

         The primary factors used by the Compensation Committee in determining the compensation of the Company's executive officers are as follows:

         1. The executive officer's individual performance and contributions to the Company;

         2. The financial results of the Company, including return on assets; and

         3. The compensation of executive officers employed by companies in similar industries with similar revenue levels. The Compensation Committee takes into account surveys of competitive pay practices prepared by an independent consulting firm, Westward Pay Strategies.

EXECUTIVE COMPENSATION GENERALLY

         The compensation of executive officers is composed of (i) base salary,
(ii) a cash bonus and (iii) stock options.

         BASE SALARY. The base salaries of the Company's executive officers are set forth in the employment agreements negotiated by each such officer. See "Employment Agreements" beginning on page 9 of this Proxy Statement. In each case, the Compensation Committee determined the appropriate amount of competitive base pay on the basis of a report prepared by Westward Pay Strategies of competitive practices of comparable companies, the majority of which were not members of the Company's Self-Determined Peer Group.

         BONUS. All of the executive officers were eligible to receive a cash bonus. The bonus amount was based on the degree to which specific financial performance, e.g., return on assets, was achieved in relation to targeted goals. The target bonus amounts for these executive officers were designed to represent a percentage of annual base salary: 38%, 25% and 20%, for Mr. Munro, Mr. Dorst and Mr. O'Reilly, respectively.

         STOCK OPTIONS. In fiscal 1998, the Company's current executive officers received stock options which are set forth in the Summary Compensation Table on page 7 of this Proxy Statement. Stock options were granted to the Company's current executive officers on the basis of a report prepared by Westward Pay Strategies of competitive practices of comparable companies, the majority of which were not members of the Company's Self-Determined Peer Group.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In January 1998, Mr. Munro's base salary was increased to $450,000 based on a compensation survey conducted by Westward Pay Strategies of comparable companies. The Company also entered into a new employment agreement with Mr. Munro, which superseded his then-existing employment agreement. See "Employment Agreements" on page 9 of this Proxy Statement.

         Based on the Company's 1998 performance, Mr. Munro was paid a bonus of $261,049. Mr. Munro's target bonus was $170,000 and his actual bonus exceeded his target due to the Company's performance based on return on assets.

         Based on a report of competitive annual stock option grants, prepared by Westward Pay Strategies, Mr. Munro received options in 1998 to purchase 450,000 shares of Company stock that vest over four years. See "Summary Compensation Table" on page 7 of this Proxy Statement.

OTHER

         The Company generally intends to qualify compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, however, the Company reserves the right to pay compensation that may not be deductible.

                                     COMPENSATION COMMITTEE



                                    ANGELO GUADAGNO
                                    J. LARRY SMART
May 28, 1999

                                PERFORMANCE GRAPH

         The Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five year stockholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing cumulative total stockholder return on the Common Stock against the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. companies) and a Self-Determined Peer Group assuming $100 was invested on December 31, 1993 in the Company's Common Stock and both of the indices. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                                  [LINE GRAPH]

             Date        Company Index   Market Index       Peer Index

          12/31/1993        100.000         100.000           100.000
          01/31/1994        108.108         103.035           110.691
          02/28/1994         89.189         102.073           112.007
          03/31/1994         91/892          95.798           102.643
          04/29/1994        105.405          94.553            99.517
          05/31/1994         78.378          94.785            92.408
          06/30/1994         59.459          91.318            84.153
          07/29/1994         83.784          93.192            83.058
          08/31/1994         81.081          99.135            93.938
          09/30/1994         71.622          98.881            94.809
          10/31/1994         89.189         100.824            95.866
          11/30/1994         86.487          97.479            89.758
          12/30/1994         68.919          97.752            89.914
          01/31/1995         54.054          98.310            86.981
          02/28/1995         51.351         103.509            88.044
          03/31/1995         58.108         106.579            87.254
          04/28/1995         35.135         109.937            96.873
          05/31/1995         28.378         112.774            99.493
          06/30/1995         35.135         121.914           108.352
          07/31/1995         35.135         130.876           118.712
          08/31/1995         45.946         133.531           113.241
          09/29/1995         64.865         136.600           117.750
          10/31/1995         59.459         135.813           109.190
          11/30/1995         62.162         139.004           113.524
          12/29/1995         56.757         138.265           109.264
          01/31/1996         51.351         138.949           103.685
          02/29/1996         74.324         144.239           115.909
          03/29/1996         66.216         144.714           117.895
          04/30/1996        109.460         156.716           133.602
          05/31/1996        113.514         163.913           140.537
          06/28/1996         90.541         156.523           126.623
          07/31/1996         67.568         142.565           126.484
          08/30/1996         77.703         150.553           147.217
          09/30/1996         91/892         162.069           153.944
          10/31/1996         93.243         160.278           153.971
          11/29/1996        109.459         170.186           176.674
          12/31/1996        132.432         170.033           173.304
          01/31/1997        139.189         182.117           156.757
          02/28/1997        109.460         172.012           150.185
          03/31/1997        118.919         160.780           133.240
          04/30/1997         97.297         165.806           137.545
          05/30/1997        144.595         184.597           155.413
          06/30/1997        130.405         190.250           156.925
          07/31/1997        109.459         210.318           179.465
          08/29/1997         95.946         209.993           191.600
          09/30/1997        120.270         222.383           197.256
          10/31/1997        108.108         210.833           186.143
          11/28/1997        110.811         211.901           184.889
          12/31/1997        112.162         208.277           172.377
          01/30/1998        110.811         214.892           169.196
          02/27/1998        121.622         235.102           185.812
          03/31/1998        128.378         243.738           162.622
          04/30/1998        115.541         247.759           186.502
          05/29/1998        109.459         233.983           170.156
          06/30/1998        124.324         250.385           166.904
          07/31/1998        114.865         247.402           158.050
          08/31/1998         78.378         198.564           131.244
          09/30/1998         58.784         226.182           138.651
          10/30/1998         99.324         235.947           143.089
          11/30/1998         91.892         259.827           156.079
          12/31/1998         93.919         293.489           151.096


[Graphic Omitted]   SAVOIR TECHNOLOGY GROUP, INC.
[Graphic Omitted]   Nasdaq Stock Market (U.S. Companies)
[Graphic Omitted]   Self-Determined Peer Group

Companies in the Self-Determined Peer Group
     AVNET INC                               COMPUCOM INC
     INACOM CORP                             MICROAGE INC
     PIONEER STANDARD ELECTRONICS INC.       POMEROY COMPUTER RESOURCES INC
     TECH DATA CORP                          VANSTAR CORP

                                PROPOSAL NUMBER 2

              AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN

         The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") that will
(i) increase the number of shares available for issuance under the 1994 Plan by 500,000 shares and (ii) increase the limitation on the number of shares that can be granted to any officer of the Company in any year from 300,000 shares to 1,000,000 shares. The Board believes the amendment is necessary in order to provide the Company with the ability to grant a sufficient amount of options to attract and retain the services of key individuals to serve as officers of the Company which is in turn essential to its long-term success, and to ensure the deductibility of compensation attributable to stock options granted under the 1994 Plan, notwithstanding the deduction limit of Section 162(m) of the Internal Revenue Code (the "Code").

         The principal terms and provisions of the 1994 Plan as modified by the recent amendment are summarized below. The summary however, is not intended to be a complete description of all the terms of the 1994 Plan. A copy of the 1994 Plan as amended will be furnished by the Company to any stockholder upon written request to the Secretary of the Company.

SHARES SUBJECT TO THE 1994 PLAN

         A total of 2,663,034 shares are authorized under the Plan. The Company is seeking stockholder approval to increase the authorized number by 500,000 shares to a total number of 3,163,034 shares. Shares issuable in connection with the 1994 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations.

         As of April 30, 1999, under the 1994 Plan there were options outstanding to purchase an aggregate of 2,646,899 shares of Common Stock, at exercise prices ranging from $2.00 to $13.00 per share, or a weighted average per share exercise price of $8.16. If any option granted under the 1994 Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of April 30, 1999, a total of 16,135 shares of Common Stock were available for future issuance under the 1994 Plan.

PARTICIPANTS

         Any person who is an employee of the Company is eligible to receive options under the 1994 Plan. Optionees will be selected by the Stock Option Committee.

         The 1994 Plan also provides for automatic formula grants for non-employee directors. Non-employee directors will automatically receive nonstatutory options to purchase 15,000 shares of the Common Stock upon their initial appointment or election as a non-employee director and will receive nonstatutory options to purchase 4,000 shares of the Common Stock for every regular annual meeting thereafter at which they are elected. The non-employee director options will have ten (10) year terms and will be exercisable ratably at twenty-five percent (25%) a year from the date of the annual meeting of stockholders on which date the options are granted. Such options will become one hundred percent (100%) vested upon death, disability or a change in control of the Company. If a non-employee director or advisory director dies or becomes disabled, his or her option shall be fully exercisable during the twelve (12) months following the date of his or her death or disablement. If a non-employee director or advisory director voluntarily retires from service as a director or advisory direct, or at or after age 60, his or her options that are vested shall be exercisable for a period of twelve (12) months following retirement. In all other cases, a non-employee director's or advisory director's options that are vested upon termination of service shall remain exercisable for ninety (90) days following the date of his or her termination of service. The 1994 Plan also permits discretionary grants of nonstatutory options to be made to non-employee directors by the Board of Directors.

ADMINISTRATION

         The 1994 Plan is administered by the Stock Option Committee. The Stock Option Committee consists of two directors appointed by the Board of Directors and has the power and authority to grant options to participants in the 1994 Plan. The Stock Option Committee may delegate certain of its responsibilities to other persons; provided, however, the Stock Option Committee may not delegate matters relating to the Company's officers subject to Section 16 of the Exchange Act. The members of the Stock Option Committee are non-employee directors as defined in Rule 16b-3 promulgated under the Exchange Act. The Board of Directors may fill vacancies on the Stock Option Committee and may from time to time remove or add members and may also administer the 1994 Plan.

         The Stock Option Committee may periodically adopt rules and regulations for carrying out the 1994 Plan. The Board of Directors may amend the 1994 Plan, as desired, without further action by the Company's stockholders except as required by applicable law.

TERMS OF STOCK OPTIONS

         Awards under the 1994 Plan consist of nonstatutory stock options ("NSOs") and incentive stock options ("ISOs"). Except with respect to options automatically granted to non-employee directors, options granted pursuant to the 1994 Plan need not be identical.

         The purchase price under each option is established by the Stock Option Committee but in no event can the option price for ISOs and non-employee director options be less than one hundred percent (100%) of the fair market value of the stock on the date of grant. The last sale price per share of the Common Stock as reported on the Nasdaq Stock Market on May 26, 1999 was $10.00. The option price must be paid in full at the time of exercise. The price may be paid in cash or, if permitted by the Stock Option Agreement, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver part of the sale proceeds to the Company, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing.

         Except with respect to automatic options for non-employee directors, options have such terms and are exercisable in such manner and at such times as the Stock Option Committee may determine. In addition, no optionee may be granted options in any calendar year in excess of 1,000,000 shares of the Common Stock. However, each option must expire within a period of not more than ten
(10) years from the grant date.

         Unless the Option Agreement otherwise provides, each option is transferable only by will or the law of descent and distribution and shall only be exercisable by the participant during his or her lifetime.

         The Stock Option Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options at the same or a different price, except the optionee must consent to any modification, extension or renewal which impairs his or her rights or increases his or her obligations under such option.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of the 1994 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

         ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

         An employee is not subject to ordinary income tax on the grant or exercise of an ISO. The difference between the exercise price and the fair market value on the exercise date of the shares acquired under an ISO will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two (2) years following grant and at least one (1) year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one (1) and two (2) year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option exercise price. The balance of the consideration received on such a disposition will be capital gain (long-term capital gain if the stock had been held for more than one (1) year following exercise of the ISO). The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee, provided it satisfies a reporting obligation with respect to the gain.

         An employee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income, provided it satisfies a reporting obligation with respect to the gain, and subject to the limitations of Section 162(m) of the Code. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for more than one (1) year following exercise. The Company does not receive a deduction for this gain.

         Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1994 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of two or more "outside directors"; and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant. Options granted under the 1994 Plan that have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should qualify as performance-based compensation that is exempt form the $1 million deduction limitation.

NEW PLAN BENEFITS

         With respect to all future grants, the Stock Option Committee has full discretion to determine the number and amount of options to be granted to employees under the 1994 Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Summary Compensation Table above, the executive officers as a group and all other employees under the 1994 Plan are not presently determinable. The number of options to be received automatically by each non-employee director is fixed under the 1994 Plan.

REQUIRED APPROVAL

         The affirmative vote of the holders of a majority of shares of capital stock represented and voting at a duly held meeting at which a quorum is present is required to approve the amendment of the 1994 Plan as it relates to the increase in the amount of shares the Company can grant during any calendar year. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment of the 1994 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1994 PLAN.

                                PROPOSAL NUMBER 3

         AN AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN

         The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan") that will (1) increase the number of shares reserved for purchase under the 1995 Plan by 500,000 shares, and (2) change the offering period under the 1995 Plan from six months to three months. The Board believes these amendments are necessary in order to continue the Company's policy of equity ownership by employees as an incentive for employees to exert maximum efforts.

         The principal terms and provisions of the 1995 Plan as modified by the recent amendment are summarized below. The summary, however, is not intended to be a complete description of all terms of the 1995 Plan. A copy of the 1995 Plan as amended will be furnished by the Company to any stockholder upon written request to the Secretary of the Company.

1995 EMPLOYEE STOCK PURCHASE PLAN

         In August 1995, the Board of Directors of the Company approved the adoption of an Employee Stock Purchase Plan (the "ESPP"), subject to shareholder approval, to provide eligible employees of the Company and adopting subsidiaries with an opportunity to purchase Common Stock through payroll deductions. Initially, 175,000 shares of Common Stock were reserved for purchase under the ESPP. The increase of the number of shares reserved for purchase under the ESPP by 500,000 shares (subject to anti-dilution adjustments) is being submitted to the shareholders of the Company for approval at the 1999 Annual Meeting of Shareholders.

         Eligible employees are those individuals employed by the Company or adopting subsidiaries who have been employed for at least three months before the beginning of an offering period, and are employed at least twenty hours per week and five months per year. As of May 1, 1999, approximately 470 employees would be eligible to participate in the ESPP.

         Each offering period under the ESPP will be three months long, although the Board of Directors will have the authority to determine the duration of offering periods, up to a maximum of 27 months. Eligible employees may participate in the ESPP by authorizing payroll deductions of an amount determined by the Board of Directors. The amount of authorized payroll deductions is not less than one percent (1%) or more than ten percent (10%) of an employee's initial cash compensation, not to exceed $25,000 per year. Amounts withheld are applied at the end of every three-month accumulation period to purchase shares of Common Stock, but not more than 2,500 shares, or such other number of shares as the Board of Directors shall determine. Participants may withdraw their contributions at any time before stock is purchased, and such contributions will be returned to the participants without interest. The purchase price is equal to eighty-five percent (85%) of the lower of (i) the market price of Common Stock immediately before the beginning of the applicable period or (ii) the market price of Common Stock at the time of the purchase. The new plan benefits to employees derived from the ESPP will depend upon such employee's level of participation and the Company's stock price performance.

         For federal income tax purposes, an employee does not realize income at the time of entry into the ESPP or purchase of a share. If no disposition of the stock is made within two (2) years from the beginning of an offering period, and one (1) year from the date the share is transferred to the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (1) the excess of the fair market value at the time of disposition over the actual purchase price, or (2) the excess of the fair market value at the beginning of the purchase period over the option price. Any further gain is treated as capital gain. No income tax deduction will be allowed the Company for shares transferred to an employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and, generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

         Except to the extent required by applicable law, the ESPP may be amended by the Board of Directors without shareholder approval. The proceeds of the sale of stock received under the ESPP will constitute general funds of the Company and may be used by it for any purpose. The ESPP provides for proportionate adjustments to reflect stock splits, stock dividends or other changes in the capital stock.

REQUIRED APPROVAL

         The affirmative vote of the holders of a majority of shares of capital stock represented and voting at a duly held meeting at which a quorum is present is required to approve the amendment of the 1995 Plan as it relates to the 500,000 new shares available for issuance and change in the offering period. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment of the 1995 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1995 PLAN.

                                PROPOSAL NUMBER 4

             RATIFICATION OF DESIGNATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has approved the retention of PricewaterhouseCoopers L.L.P. as independent accountants for the Company until revoked by further action. PricewaterhouseCoopers L.L.P. has been the Company's independent accountants since 1977.

         The stockholders are being asked to ratify the designation of PricewaterhouseCoopers L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers L.L.P. is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

         Should the stockholders fail to ratify the designation of PricewaterhouseCoopers L.L.P. as independent accountants, retention of the firm for the fiscal year ending December 31, 1999 will be reconsidered by the Board of Directors.

REQUIRED APPROVAL

         The affirmative vote of the holders of a majority of shares of capital stock represented and voting at a duly held meeting at which a quorum is present is required to approve the designation of PricewaterhouseCoopers L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1999. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of PricewaterhouseCoopers L.L.P. as independent accountants for the Company's fiscal year ending December 31, 1999.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                  OTHER MATTERS

         PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING. Proposals of security holders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than February 2, 2000.

         OTHER MATTERS. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         PROXY SOLICITATION. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

         ANNUAL REPORT. The Company will provide a copy of its 1998 Annual Report to Stockholders, without charge, to any stockholder who makes a written request to Mr. P. Scott Munro, Secretary, Savoir Technology Group, Inc., 254 East Hacienda Avenue, Campbell, California 95008.

                                      By Order of the Board of Directors,



                                      P. Scott Munro
                                      Secretary

Campbell, California
May 28, 1999

                                    APPENDIX
PROXY

                          SAVOIR TECHNOLOGY GROUP, INC.


    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING - JUNE 29, 1999

     The undersigned, revoking all previous proxies relating to its shares of capital stock (the "Shares") of SAVOIR TECHNOLOGY GROUP, INC. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement in connection with the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 29, 1999 at SAVOIR TECHNOLOGY GROUP, INC., 254 East Hacienda Avenue, Campbell, California 95008 and hereby appoints P. SCOTT MUNRO and JAMES W. DORST, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to vote all the Shares which the undersigned is entitled to vote at said Annual Meeting, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting with all the powers the undersigned would have if personally present. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote or act as indicated herein.

     THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED HEREIN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.

     SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
RECOMMENDATIONS OF THE BOARD OF DIRECTORS, PLEASE MARK THE "FOR" BOX AND SIGN THE PROXY.

             (continued and to be dated and signed on reverse side)


                            --Fold and Detach Here--


--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS TO COME BEFORE THE ANNUAL MEETING:

1.   To elect a Board of seven (7) directors. NOMINEES: P. Scott Munro; Carlton
     J. Mertens II; Angelo Guadagno; James J. Heffernan; Guy M. Lammle; K. William Sickler; and J. Larry Smart.

     INSTRUCTION: To withhold authority to
     vote for any individual nominee, write name or names here
     ---------------------------------------------------------------------------

                 FOR ALL NOMINEES                     WITHHOLD AUTHORITY
         (except as marked to the contrary)       to vote for nominees listed

                      / /                                   / /

2.   To approve the amendment to the Company's 1994 Stock Option Plan.

          FOR                      AGAINST                         ABSTAIN

          / /                        / /                             / /

3.   To approve the amendment to the Company's 1995 Employee Stock Purchase
     Plan.

          FOR                      AGAINST                         ABSTAIN

          / /                        / /                             / /


4. To ratify the designation of PricewaterhouseCoopers LLP as independent accountants of the Company for the period ending December 31, 1999.

          FOR                      AGAINST                         ABSTAIN

          / /                        / /                             / /

     Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:                               , 1999
                                          -------------------------------

                                    --------------------------------------------
                                    Signature(s) of Stockholder or Stockholders


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.